EXHIBIT 23

            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-15150) pertaining to the Juniata Valley Financial Corp. Employee Stock Purchase Plan, of the financial statements of Juniata Valley Financial Corp. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2002.




                                                     /s/BEARD MILLER COMPANY LLP



Harrisburg, Pennsylvania
September 25, 2002



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                                    6              Beard Miller Company LLP
                                                   Certified Public Accountants
                                                     and Consultants